Exhibit 99.1

Press Contact:

Barry Holt

203-517-3110

bholt@informationsg.com

Investor Contact:

David Berger

203-517-3104

dberger@informationsg.com

INFORMATION SERVICES GROUP ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2009 FINANCIAL RESULTS

Fourth Quarter Revenues down 8% to $34.5 Million

Full Year 2009 Revenues down 24% to $132.7 Million

Fourth Quarter Adjusted EBITDA down 14% to $5.0 Million from 2008

2009 Adjusted EBITDA down 32% to $19.9 Million

Fourth Quarter Diluted Adjusted EPS of $0.06 vs. $0.08 in 2008

Full Year Diluted 2009 Adjusted EPS of $0.26 vs. $0.42 in 2008

STAMFORD, Conn., March 03, 2010 — Information Services Group, Inc. (ISG) (NASDAQ: III), an industry-leading, information-based services company, today announced financial results for the fourth quarter and year ended December 31, 2009.

Fourth Quarter 2009 Results

ISG reported total revenues of $34.5 million during the fourth quarter of 2009, a decrease of $2.9 million (or 8%) from $37.4 million in the fourth quarter of 2008.  Fourth quarter revenues were up 6% and 9% versus the third and second quarters of 2009, respectively.  Fee revenues (revenues before client reimbursable expenses) aggregated $32.0 million during the fourth quarter of 2009, a decrease of 7% year-over-year (down 11% before the impact of currency translation).  Revenues in the Americas decreased 4% for the quarter compared to 2008.  Revenues from international operations decreased 22% on a constant currency basis and 14% including the impact of currency translation from fourth quarter 2008 levels.  Revenues related to new sourcing transactions decreased as current and prospective clients continued to defer the implementation of new sourcing strategies in the face of the continuing economic downturn.  This decrease was partially offset by higher demand for contract renegotiation support and post contract management and governance services.

ISG reported operating income of $1.6 million for the three months ended December 31, 2009 compared with a reported operating loss of $70.9 million during the same 2008 period.  The fourth quarter 2008 operating loss was attributable to a $74.2 million charge for the impairment of goodwill and intangible assets that had no counterpart in 2009.  Fourth quarter 2008 operating income totaled $3.2 million before the impact of the impairment charge.  Excluding the impact of the non-cash impairment charge recorded in the fourth quarter of 2008, operating income for the fourth quarter of 2009 was down $1.6 million versus 2008.

Fourth quarter 2009 adjusted earnings before interest, taxes, depreciation, amortization and non-cash stock compensation and impairment charges (adjusted EBITDA, a non-GAAP measure) totaled $5.0 million (15.6% of fee revenues) compared with $5.8 million (16.8% of fee revenues) in the fourth quarter 2008.  Excluding the impact of currency translation, adjusted EBITDA declined $0.8 million or 16% from fourth quarter 2008 levels.

The declines in operating income before the impact of the impairment charge and adjusted EBITDA reported during the fourth quarter of 2009 were primarily the result of lower revenues in all regions partially offset by cost reductions resulting from ongoing productivity programs.

Reported fully diluted earnings per share (EPS) for the fourth quarter 2009 totaled $0.0 versus a loss of $2.03 per fully diluted share for the same 2008 period.  The reported 2008 fourth quarter loss per share was primarily attributable to the impairment charge discussed above.

Diluted adjusted EPS for the fourth quarter of 2009 was $0.06 compared with the $0.08 for the fourth quarter of 2008 with the income impact of lower revenues being offset by cost reductions and lower interest expense.

Full Year 2009 Results

ISG reported revenues of $132.7 million during 2009, a decrease of $42.1 million (or 24%) from $174.8 million in 2008.   Fee revenues declined year-over-year by 20% to $123.1 million excluding the impact of foreign exchange.  Revenues in the Americas were down 20% compared to the same prior year period. Revenues from international operations decreased 22% on a constant currency basis and 29% including the impact of currency translation from 2008 levels.  The decline in revenues was driven by current and prospective clients that continued to defer the implementation of new sourcing strategies in the face of the continuing economic downturn.

ISG reported operating income of $0.8 million for the year ended December 31, 2009 compared to a $57.6 million operating loss for the same period in 2008.  Excluding the non-cash impairment charge of $6.8 million booked in the third quarter 2009 and $74.2 million booked in the fourth quarter of 2008, operating income for 2009 of $7.6 million was $9.0 million below same period in 2008 which was a decline of 52% in constant currency.

Adjusted EBITDA for 2009 totaled $19.9 million (16.1% of fee revenues) and declined by $9.2 million (32%) from an adjusted EBITDA of $29.1 million (18.1% of fee revenues) in 2008.  Excluding the impact of currency translation, adjusted EBITDA declined 26% year to year.

Lower operating income (before the impact of the fourth quarter 2008 impairment of goodwill and intangible assets) and adjusted EBITDA in 2009 resulted primarily from the global recession’s impact on revenues partially offset by cost reductions.

ISG reported a 2009 net loss of $2.8 million including the impact of the impairment charge discussed previously.  Before the impact of the impairment charge, net income totaled $1.3 million.  This compared to a 2008 net loss of $57.9 million or net income of $6.8 million excluding the impairment charge.  The $5.5 million drop in net income excluding the impairment charge was due to the lower revenues partially offset by lower operating and interest expenses.

ISG’s reported 2009 diluted EPS totaled a loss of $0.09 (positive $0.04 before the previously discussed impairment charge) compare to a loss of $1.85 (positive $0.22 before the previously discussed impairment charge).

Diluted adjusted EPS for 2009 aggregated $0.26 compared with $0.42 for 2008.

Other Financial and Operating Highlights

ISG cash and cash equivalents aggregated $42.7 million at December 31, 2009, a net decrease of $0.2 million from September 30, 2009 and $18.4 million from year end 2008.  The decrease in cash balances from year-end 2008 was principally attributable to term loan principal and interest payments partially offset by positive net cash flows generated from operating activities.

Total outstanding debt at December 31, 2009 was $71.8 million compared with $76.8 million at September 30, 2009 and $94.1 million at December 31, 2008.  ISG made principal repayments of $22.2 million during 2009, of which $5.0 million was made in the fourth quarter of 2009.  ISG will make an additional principal repayment of $2.0 million in March 2010.

“In 2009 we faced a difficult economic environment.  Yet despite those challenges, we made significant progress last year.  We opened up new geographic and vertical markets for our services, helping us reach over three hundred clients.  We launched our first information products and began to build our annuity revenue stream in TPI Governance Services.  And we paid down our debt to give us the flexibility to pursue acquisitions that will further enhance the value we deliver daily to clients.  The positive steps we took in 2009 will help us emerge from this turbulent period a stronger and healthier company, ready to extend and expand upon our strong market position.  With the gradual return of business confidence, as reflected by our revenues being up sequentially for two quarters as well as in our most recent TPI Index report, we believe we are seeing the signs of a shift back to the use of sourcing strategies by our clients to optimize cost structures now that many of them have completed most of their short-term cost reduction actions.  We believe ISG is well positioned to support our clients’ efforts to lower their costs and drive business improvements.  Our vision remains the same … to build a world class, industry leading information-based services company,” said Michael P. Connors, Chairman and CEO of ISG.

Conference Call

ISG has scheduled a conference call at 2:00 p.m. Eastern Time, Thursday, March 4, 2010, to discuss the Company’s financial results.  The call can be accessed by dialing 1 (877) 856-1960 or for international callers 001 (719) 325-4899.  The access code is 6834527.

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About Information Services Group, Inc.

Information Services Group, Inc. (ISG) was founded in 2006 to build an industry-leading, high-growth, information-based services company by acquiring and growing businesses in advisory, data, business and media information services.  In November 2007, ISG acquired TPI, the largest sourcing advisory firm in the world.  Based in Stamford, Connecticut, ISG has a proven leadership team with global experience in information-based services and a track record of creating significant value for shareowners, clients and employees.  For more, visit www.informationsg.com.

About TPI

TPI, a unit of ISG, is the founder and innovator of the sourcing advisory industry, and the largest sourcing data and advisory firm in the world.  TPI is expert at a broad range of business support functions and related research methodologies. Utilizing deep functional domain expertise and extensive practical experience, TPI’s accomplished industry experts collaborate with organizations to help them advance their business operations through the best combination of business process improvement, shared services, outsourcing and offshoring.  For additional information, visit www.tpi.net.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP).  In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and twelve months ended December 31, 2009 and December 31, 2008.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, amortization of intangible assets resulting from acquisitions, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets) and adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets on a tax adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates as of November 30, 2008), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations.  Certain prior period amounts have been reclassified to conform to the current period presentation and definitions of non-GAAP measurements. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and TPI including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and TPI’s intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of the Company’s revenues and may maintain sizable accounts receivables with the Company; and (14) ability to achieve the cost reduction and productivity improvements contemplated in the previously announced “Value Creation Plan” and in subsequent programs.  Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission (“SEC”).  ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months
	Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008

Revenues	$34,465	$37,425	$132,744	$174,795
Operating expenses
Direct costs and expenses for advisors	18,227	19,484	67,674	96,311
Selling, general and administrative	12,247	12,490	47,894	51,972
Depreciation and amortization	2,402	2,207	9,562	10,000
Impairment of intangible assets	—	74,154	6,800	74,154
Operating income (loss)	1,589	(70,910)	814	(57,642)
Interest income	8	337	262	1,300
Interest expense	(910)	(1,766)	(4,550)	(6,928)
Foreign currency transaction gain (loss)	11	173	(140)	578

Income (loss) before taxes	698	(72,166)	(3,614)	(62,692)
Income tax (provision) benefit	(576)	8,713	778	4,783
Net income (loss)	$122	$(63,453)	$(2,836)	$(57,909)

Weighted average shares outstanding:
Basic	31,595	31,259	31,491	31,282
Diluted	31,992	31,259	31,491	31,282

Income (loss) per share:
Basic	$0.00	$(2.03)	$(0.09)	$(1.85)
Diluted	$0.00	$(2.03)	$(0.09)	$(1.85)

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months
	Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008

Net income (loss)	$122	$(63,453)	$(2,836)	$(57,909)
Plus:
Interest expense (net of interest income)	902	1,429	4,288	5,628
Income taxes	576	(8,713)	(778)	(4,783)
Depreciation and amortization	2,402	2,207	9,562	10,000
Non-cash stock compensation	958	150	2,831	1,963
Impairment of intangible assets	—	74,154	6,800	74,154
Adjusted EBITDA	$4,960	$5,774	$19,867	$29,053

Net income (loss)	$122	$(63,453)	$(2,836)	$(57,909)
Plus:
Non-cash stock compensation	958	150	2,831	1,963
Intangible amortization	2,035	1,835	8,143	8,471
Impairment of intangible assets	—	74,154	6,800	74,154
Tax effect (1)	(1,137)	(10,175)	(6,754)	(13,386)
Adjusted net income	$1,978	$2,511	$8,184	$13,293

Weighted average shares outstanding:
Basic	31,595	31,259	31,491	31,282
Diluted	31,992	31,259	31,491	31,282

Adjusted earnings per share:
Basic	$0.06	$0.08	$0.26	$0.42
Diluted	$0.06	$0.08	$0.26	$0.42

(1)	Apply a marginal tax rate of 38.0%. The tax effect for the three and twelve months ended December 31, 2008 excludes non-deductible item.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	FY 2009

Revenues	$34,299	$31,518	$32,462	$34,465	$132,744
Operating expenses
Direct costs and expenses for advisors	14,865	17,614	16,968	18,227	67,674
Selling, general and administrative	15,009	10,106	10,532	12,247	47,894
Depreciation and amortization	2,372	2,422	2,366	2,402	9,562
Impairment of intangible assets	—	—	6,800	—	6,800
Operating income (loss)	2,053	1,376	(4,204)	1,589	814
Interest income	163	52	39	8	262
Interest expense	(1,303)	(1,226)	(1,111)	(910)	(4,550)
Foreign currency transaction (loss) gain	(12)	(32)	(107)	11	(140)

Income (loss) before taxes	901	170	(5,383)	698	(3,614)
Income tax (provision) benefit	(360)	(72)	1,786	(576)	778
Net income (loss)	$541	$98	$(3,597)	$122	$(2,836)

Weighted average shares outstanding:
Basic	31,418	31,471	31,478	31,595	31,491
Diluted	31,465	31,559	31,478	31,992	31,491

Income (loss) per share:
Basic	$0.02	$0.00	$(0.11)	$0.00	$(0.09)
Diluted	$0.02	$0.00	$(0.11)	$0.00	$(0.09)

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	FY 2009

Net income (loss)	$541	$98	$(3,597)	$122	$(2,836)
Plus:
Interest expense (net of interest income)	1,140	1,174	1,072	902	4,288
Income taxes	360	72	(1,786)	576	(778)
Depreciation and amortization	2,372	2,422	2,366	2,402	9,562
Non-cash stock compensation	693	617	563	958	2,831
Impairment of intangible assets	—	—	6,800	—	6,800
Adjusted EBITDA	$5,106	$4,383	$5,418	$4,960	$19,867

Net income (loss)	$541	$98	$(3,597)	$122	$(2,836)
Plus:
Non-cash stock compensation	693	617	563	958	2,831
Intangible amortization	2,036	2,036	2,036	2,035	8,143
Impairment of intangible assets	—	—	6,800	—	6,800
Tax effect (1)	(1,037)	(1,008)	(3,572)	(1,137)	(6,754)
Adjusted net income	$2,233	$1,743	$2,230	$1,978	$8,184

Weighted average shares outstanding:
Basic	31,418	31,471	31,478	31,595	31,491
Diluted	31,465	31,559	31,478	31,992	31,491

Adjusted earnings per share:
Basic	$0.07	$0.06	$0.07	$0.06	$0.26
Diluted	$0.07	$0.06	$0.07	$0.06	$0.26

(1) Apply a marginal tax rate of 38.0%.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Q1 2008	Q2 2008	Q3 2008	Q4 2008	FY 2008

Revenues	$45,554	$50,693	$41,123	$37,425	$174,795
Operating expenses
Direct costs and expenses for advisors	25,814	28,242	22,771	19,484	96,311
Selling, general and administrative	13,240	14,308	11,934	12,490	51,972
Depreciation and amortization	2,588	2,591	2,614	2,207	10,000
Impairment of intangible assets	—	—	—	74,154	74,154
Operating income (loss)	3,912	5,552	3,804	(70,910)	(57,642)
Interest income	367	289	307	337	1,300
Interest expense	(1,924)	(1,666)	(1,572)	(1,766)	(6,928)
Foreign currency transaction gain (loss)	461	(53)	(3)	173	578

Income (loss) before taxes	2,816	4,122	2,536	(72,166)	(62,692)
Income tax (provision) benefit	(1,153)	(1,698)	(1,079)	8,713	4,783
Net income (loss)	$1,663	$2,424	$1,457	$(63,453)	$(57,909)

Weighted average shares outstanding:
Basic	31,359	31,307	31,208	31,259	31,282
Diluted	31,359	31,307	31,281	31,259	31,282

Income (loss) per share:
Basic	$0.05	$0.08	$0.05	$(2.03)	$(1.85)
Diluted	$0.05	$0.08	$0.05	$(2.03)	$(1.85)

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Q1 2008	Q2 2008	Q3 2008	Q4 2008	FY 2008

Net income (loss)	$1,663	$2,424	$1,457	$(63,453)	$(57,909)
Plus:
Interest expense (net of interest income)	1,557	1,377	1,265	1,429	5,628
Income taxes	1,153	1,698	1,079	(8,713)	(4,783)
Depreciation and amortization	2,588	2,591	2,614	2,207	10,000
Non-cash stock compensation	718	635	460	150	1,963
Impairment of intangible assets	—	—	—	74,154	74,154
Adjusted EBITDA	$7,679	$8,725	$6,875	$5,774	$29,053

Net income (loss)	$1,663	$2,424	$1,457	$(63,453)	$(57,909)
Plus:
Non-cash stock compensation	718	635	460	150	1,963
Intangible amortization	2,212	2,212	2,212	1,835	8,471
Impairment of intangible assets	—	—	—	74,154	74,154
Tax effect (1)	(1,113)	(1,082)	(1,015)	(10,176)	(13,386)
Adjusted net income	$3,480	$4,189	$3,114	$2,510	$13,293

Weighted average shares outstanding:
Basic	31,359	31,307	31,208	31,259	31,282
Diluted	31,359	31,307	31,281	31,259	31,282

Adjusted earnings per share:
Basic	$0.11	$0.13	$0.10	$0.08	$0.42
Diluted	$0.11	$0.13	$0.10	$0.08	$0.42

(1)	Apply a marginal tax rate of 38.0%. The tax effect for the three and twelve months ended December 31, 2008 excludes non-deductible item.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	December 31, 2009	Three Months Ended	Constant currency	December 31, 2008
	December 31, 2009	impact (1)	Adjusted	December 31, 2008	impact (1)	Adjusted
Revenue	$34,465	$(2,437)	$32,028	$37,425	$(1,109)	$36,316
Operating income	$1,589	$(673)	$916	$3,244	$(534)	$2,710
Adjusted EBITDA	$4,960	$(681)	$4,279	$5,774	$(707)	$5,067

			Year Ended			Year Ended
	Year Ended	Constant currency	December 31, 2009	Year Ended	Constant currency	December 31, 2008
	December 31, 2009 (2)	impact (1)	Adjusted	December 31, 2008 (3)	impact (1)	Adjusted
Revenue	$132,744	$(5,776)	$126,968	$174,795	$(14,600)	$160,195
Operating income	$7,614	$(1,222)	$6,392	$16,512	$(3,355)	$13,157
Adjusted EBITDA	$19,867	$(1,057)	$18,810	$29,053	$(3,626)	$25,427

(1) Using foreign currency rates as of November 30, 2008.

(2) Excluding impairment of intangible assets charge of $6.8 million recorded in the third quarter of 2009.

(3) Excluding impairment of intangible assets charge of $74.2 million recorded in the fourth quarter of 2008.